EXHIBIT 99.2

Grant Park Fund September 2019 Update
October 21, 2019

Class	Sep ROR	YTD ROR	Net Asset Value	Net Asset Value per Unit
A	-1.44%	5.82%	$4.43M	$1,001.284
B	-1.49%	5.37%	$44.03M	$808.498
Legacy 1	-1.30%	7.60%	$0.43M	$835.336
Legacy 2	-1.28%	7.31%	$0.35M	$811.619
Global 1	-1.21%	7.90%	$16.87M	$838.800
Global 2	-1.23%	7.78%	$0.71M	$818.299
Global 3	-1.37%	6.50%	$0.48M	$682.192
ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

Sector Commentary

Overall Fund performance was negative for the month., The fixed income, grains/foods, metals  and energies sectors contributed to losses while gains in the equities and currencies sectors partially offset trading losses.

Negative fixed income performance was driven by positions in the German Bund, U.S. Treasury Bonds and Euro-OAT futures.  Negative performance in grains/foods was driven by positions in cocoa, cotton, soybean meal, wheat and coffee.  The metals sector negative performance was led by positions in gold and zinc; small gains from positions in palladium reduced negative performance.  The energies sector negative performance was led by positions in gas oil, heating oil and natural gas.

The equities sector performance was positive, led by positions in the FTSE, Euro Stoxx and S&P 500 indices.  Performance in the currencies sector was positive, led by gains in foreign exchange positions in the U.S. dollar against the euro and Japanese yen  and in euro positions.

Additional Information:   Grant Park  no longer offers units for sale in connection with the prospectus that forms its registration statement on Form S-1 (Reg. No. 333-223480), which was initially filed with the Securities and Exchange Commission on July 13, 2018.  For existing investors in Grant Park, business continues to be conducted as usual.  There was no change in the trading, operations, or monthly statements, etc., and redemption requests continue to be offered on a monthly basis.  For the Fund’s monthly Account Statement, including the net asset value per unit, and related information, please visit our website at grantparkfunds.com.

Sincerely,

David Kavanagh
President

Daily fund performance and weekly commentaries are available on our website at grantparkfunds.com.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH AN OFFER, SOLICITATION OR SALE
WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION OFFERING BY PROSPECTUS ONLY.

Account Statement
(Prepared from books without audit)
For the month ended September 30, 2019

STATEMENT OF INCOME
Trading Income (Loss)	Monthly Performance	Year to Date Performance
Realized Trading Income (Loss)	$1,588,000	$8,242,535
Change In Unrealized Income (Loss)	-2,480,438	-796,157
Brokerage Commission	-16,630	-154,460
Exchange, Clearing Fee and NFA Charges	0	0
Other Trading Costs	-65,306	-643,161
Change in Accrued Commission	3,420	4,719
Net Trading Income (Loss)	-970,954	6,653,476

Other Income	Monthly Performance	Year to Date Performance
Interest, U.S. Obligations	$79,108	$630,525
Interest, Other	21,305	256,594
Income from Securities	0	2,216
Dividend Income	0	0
Total Income (Loss)	-870,541	7,542,811

Expenses	Monthly Performance	Year to Date Performance
Management Fee	$0	$0
Incentive Fee	-183,198	439,477
Operating Expenses	14,300	138,294
Organization and Offering Expenses	16,420	159,055
Brokerage Expenses	263,593	2,512,606
Dividend Expenses	0	0
Total Expenses	111,115	3,249,432

Net Income (Loss)	-$981,656	$4,293,379

Statement of Changes in Net Asset Value	Monthly Performance	Year to Date Performance
Beginning Balance	$69,447,120	$77,934,699
Additions	0	0
Net Income (Loss)	-981,656	4,293,379
Redemptions	-1,171,271	-14,933,885
Balance at September 30, 2019	$67,294,193	$67,294,193

PERFORMANCE SUMMARY BY CLASS
Class	Net Asset Value per Unit	Units	Net Asset Value	Monthly ROR	Year to Date ROR
A	$1,001.284	4,420.97029	$4,426,649	-1.44%	5.82%
B	$808.498	54,461.42889	$44,031,940	-1.49%	5.37%
Legacy 1	$835.336	510.59559	$426,519	-1.30%	7.60%
Legacy 2	$811.619	430.02681	$349,018	-1.28%	7.31%
Global 1	$838.800	20,111.98145	$16,869,925	-1.21%	7.90%
Global 2	$818.299	868.83830	$710,969	-1.23%	7.78%
Global 3	$682.192	702.40276	$479,174	-1.37%	6.50%

To the best of my knowledge and belief the information contained herein is accurate and complete.
__________________________________________________________
David Kavanagh, President
For Dearborn Capital Management, LLC
General Partner of Grant Park Futures Fund, Limited Partnership